                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITES EXCHANGE ACT OF 1934




               Date of Report (date of earliest event reported):

                                 April 25, 2000



                       Analysts International Corporation
--------------------------------------------------------------------------------



         Minnesota                    0-4090                  41-0905-408
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission             (IRS Employer
 of Incorporation)                  File Number)        Identification Number)



  3601 West 76th Street, Minneapolis, Minnesota                    55435
--------------------------------------------------------------------------------
(Address for principal executive offices)                       (Zip Code)




Registrant's telephone number, including area code:            (952) 835-5900
                                                      --------------------------

                       ANALYSTS INTERNATIONAL CORPORATION
                   (Information to be included in the Report)


ITEM 2.  ACQUISITION OR DISPOSTION OF ASSETS:

         On April 25, 2000, Analysts International Corporation ("Analysts") acquired 80.1% of the outstanding shares of Sequoia Net.com ("Sequoia") from Panurgy Corporation in Exchange for $43.5 million. Sequoia provides network installation and support services and other eBusiness services. Sequoia had net assets of $7.3 million on December 31, 1999 and reported $57 million in revenues with pre-tax profits of $3.8 million for the year then ended.

         To complete the transaction, Analysts utilized approximately $30.5 million of cash reserves and approximately $13 million of funds borrowed under a line of credit with Norwest Bank N.A.

         Sequoia will operate as a separate subsidiary and the current management team will retain the remaining 19.9% interest in Sequoia and continue in their roles with the company.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS:

         (a)      Financial Statements of business acquired:

                  Audited financial statements of Sequoia will be filed when available, but not later than 60 days from the initial filing of this Form 8-K.

         (b)      Pro forma financial information:

                  Pro forma financial information will be filed when available, but not later than 60 days from the initial filing of this Form 8-K.

         (c)      Exhibit 2.1  - Stock Purchase Agreement.

                  Exhibit 99.1 - Press Release dated April 26, 2000 announcing the acquisition of Sequoia.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf of the undersigned, thereunto duly authorized.

                                       ANALYSTS INTERNATIONAL CORPORAITON


Dated:  May 5, 2000                    By:
                                          --------------------------------------
                                                Marti R. Charpentier
                                                Vice President--Finance